Exhibit 99.2

Execution Version

AMENDED AND RESTATED UNANIMOUS SHAREHOLDER AGREEMENT

GONUMERICAL LTD.

TABLE OF CONTENTS

1.	INTERPRETATION	4
2.	MANAGEMENT AND OPERATION	7
3.	FINANCIAL MATTERS	11
4.	EMPLOYEE STOCK OPTION PLAN	13
5.	PRE-EMPTIVE RIGHTS	13
6.	ACCESS TO INFORMATION/CONFIDENTIALITY	14
7.	RESTRICTIONS ON TRANSFERS OF SHARES	14
8.	VOLUNTARY TRANSFERS OF SHARES	15
9.	MANDATORY TRANSFERS OF SHARES	17
10.	THE FAIR MARKET VALUE OF SHARES	17
11.	CLOSING TERMS	17
12.	HOLDING CORPORATIONS	18
13.	[*]
14.	NON-COMPETITION/NON-SOLICITATION	19
15.	NOTATION ON EACH SHARE CERTIFICATE	20
16.	ARBITRATION	20
17.	GENERAL	22
SCHEDULE "A" GONUMERICAL LTD. ISSUED SHARE CAPITAL		1
SCHEDULE "B" ADDRESSES FOR NOTICES		2
SCHEDULE "C" ADOPTION AGREEMENT		3
SCHEDULE "D" TEMPORARILY FROZEN EXECUTIVE COMPENSATION		4

AMENDED AND RESTATED UNANIMOUS SHAREHOLDER AGREEMENT

THIS AMENDED AND RESTATED UNANIMOUS SHAREHOLDER AGREEMENT (this "Agreement") is made as of the 2nd day of October, 2017 between:

[*]

- and -

BIOPTIX INC., a corporation incorporated and validly existing under the laws of Nevada (hereinafter referred to as "Bioptix")

- and -

[*]
    - and -

GONUMERICAL LTD., a corporation incorporated and validly existing under the federal laws of Canada (hereinafter referred to as the "Company")
A.	WHEREAS the Company was incorporated by articles of incorporation on October 19, 2009, which were amended September 26, 2017;

B.
AND WHEREAS the authorized capital of the Company consists of an unlimited amount of Common Shares of which twenty million five hundred and ninety five thousand five hundred and eighty nine (20,595,589) Common Shares are issued as of the date hereof and are registered on the Company's books as set out in Schedule "A" hereto;

C.	AND WHEREAS [*] and the Company were parties to a certain unanimous shareholder agreement dated February 1, 2017 (the "USA");

D.
AND WHEREAS in connection with completion of the Triggering Equity Financing (as defined below), the parties hereto wish to concurrently enter into this amended and restated unanimous shareholder agreement to govern their relationship as shareholders of the Company and to set out the manner in which the Company and its business will be conducted and to make certain provision herein for the continuing harmonious and advantageous operation of the Company.

NOW THEREFORE for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION

(1) Definitions. In addition to the terms defined elsewhere herein, in this Agreement:

(a)	"Affiliate" has the meaning given to it in the CBCA;

(b)	"Arm's Length" means dealing at arm's length (within the meaning of the ITA) with the Company and each Director, Principal, Shareholder and officer of the Company;

(c)	"BOD" means the board of Directors of the Company from time to time;

(d)	"Business" means the business of the Company in providing digital platforms, facilities and operations for facilitating the trade of digit currencies between third parties;

(e)	"Business Day" means any day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario;

(f)	"CBCA" means the Canada Business Corporations Act, as such may be amended from time to time;

(g)
"Control" means, with respect to any corporation, the beneficial ownership of voting securities in the capital of such corporation, to which are attached more than fifty percent (50%) of the votes that may be cast to elect the directors of such corporation and such votes are sufficient (and are exercised) to elect a majority of the directors thereof, or the right to appoint a person to manage the day-to-day operations and business of such corporation.

(h)	"Corporate Shareholder" means a corporation that becomes a shareholder of the Company from time to time;

(i)	"Corpshareco Shares" means in respect of a Corporate Shareholder, all of the issued and unissued shares in its capital at a given time;

(j)	"Director" means any member of the BOD from time to time;

(k)
"Equity Financing" means a bona fide transaction or series of transactions which shall close following the date hereof with the principal purpose of raising capital in the total aggregate amount not less than one million dollars ($1,000,000.00) in the lawful currency of Canada, pursuant to which the Company issues and sells shares in the capital of the Company at a fixed pre- money valuation, as contemplated by the Company;

(l)
"Event of Default" means a breach by any Shareholder (including in the case of a Corporate Shareholder, by the Principal thereof) of any material provision of this Agreement (except in the case of any breach of Section 14, which may not remedied and shall be deemed to be an Event of Default as of the date of the breach) within 30 days after notice thereof has been given to the Shareholder by the Company, except that an event that would otherwise be an Event of Default shall not be an Event of Default if such event occurs with the prior written consent of all of the other parties;

(m)	"Event of Insolvency" means in respect of any party:

(i)	an Insolvency Proceeding being instituted by the party;

(ii)
an Insolvency Proceeding being instituted against the party that is not contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed for more than sixty (60) days from the institution thereof;

(iii)	the party making a general assignment for the benefit of its creditors; or

(iv)	the admission or other acknowledgment in writing by the party that it is unable to pay its debts generally or that it is otherwise insolvent;

(n)
"Fair Market Value" means in respect of each Share on a particular date, (i) the most recent subscription price per Share in a financing and/or investment transaction completed not more than six (6) months before such date; or (ii) if there has been no such transaction, the fair market value thereof as determined under Section 10 of this Agreement;

(o)	"including" means including without limitation;

(p)
"Insolvency Proceeding" means a proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation or winding-up instituted in respect of a Shareholder under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), or any other act now or hereinafter in force for bankrupt or insolvent debtors;

(q)	"ITA" means the Income Tax Act (Canada), as such may be amended from time to time;

(r)	"Parties" means, collectively, each of the signatories to this Agreement, and "Party" means any one of them;

(s)
"Permitted Indebtedness" means [*], in favour of the Company or its Subsidiary or Affiliate, to be used exclusively to maximize the efficiency and liquidity of all trading done through any cryptocurrency exchange operated by the Company or any of its Subsidiaries or Affiliates.

(t)	"Principal" means any individual who is or becomes the controlling shareholder of a Corporate Shareholder;

(u)	"Pro Rata Proportion" in respect of any particular Shareholder at any time, means the percentage that the number of Shares owned by such Shareholder is of the total number of all issued Shares;

(v)
"Public Offering" means a public offering of shares in the capital of the Company resulting in the listing of such shares through the facilities of the of a recognized stock exchange including, without limitation, Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (National or Small Cap Markets);

(w)
"Shareholders" means, collectively, the initial parties hereto (other than the Company), the Principals, permitted assigns and all other persons or corporations that become shareholders of the Company from time to time and "Shareholder" means each such person or corporation;

(x)	"Shareholder Resolution" means a resolution that is submitted to a meeting of the Shareholders duly called for the purpose of considering the resolution
(i) passed, with or without amendment, at the meeting by a vote representing at least seventy percent (70%) of the holders of the then outstanding Shares or
(ii) signed in writing by at least seventy percent (70%) of the holders of the then outstanding Shares;

(y)
"Shares" means shares in the capital of the Company and for the purposes of any "fully-diluted basis" calculation includes any debt or other securities that have vested and are convertible into shares of the Company;

(z)	"Subsidiary" means Coinsquare Inc.;

(aa)
Triggering Equity Financing" means the Equity Financing completed  the  date hereof in connection with which the Triggering Equity Financing Investors purchased 3,329,479 units for aggregate proceeds equal to

$5,760,000 each unit being comprised of one Share and a common share purchase warrant entitling the holder to purchase 0.5 of a Share at an exercise price of $4.85; and

(bb)  [*]

(2) Interpretation. All references in this Agreement to "herein", "hereof" and "hereunder" refer to this Agreement and all references herein to paragraph, subsection and section numbers and to Schedules are references to, respectively, paragraphs, subsections and sections of, and schedules attached to, this Agreement, unless there is a specific reference otherwise.

(3) Corporate Shareholder and Principal References. Each reference herein to a Corporate Shareholder, or the Principal thereof, means a reference to either or both of the Corporate Shareholder and the Principal, as the context may require.

(4) Currency. All dollar amounts provided for in this Agreement are in Canadian funds.

(5) Number and Gender. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

(6) Independent Legal Advice. Each Shareholder and each Principal hereby acknowledges that they have obtained or been provided with the opportunity to obtain independent legal advice in connection with this Agreement, that they understand the terms and consequences of this Agreement, that they are signing voluntarily and not under any form of duress from or in reliance on any representation by any other party hereto, third party or anyone acting on their behalf. The parties further acknowledge that Fasken Martineau DuMoulin LLP is acting on behalf of the Company only in connection with this Agreement.

(7) Schedules

Schedule A	-	goNumerical Ltd. - Issued Share Capital
Schedule B	-	Addresses for Notices
Schedule C	-	Adoption Agreement
Schedule D	-	Temporarily Frozen Executive Compensation

2.	MANAGEMENT AND OPERATION

(1) Directors. The Company shall have a BOD  consisting  of  a  minimum  of  five  (5) Directors and a maximum of seven (7) Directors. [*] and compliance with the CBCA, the number of Directors on the Board may be increased to a maximum of seven (7).

(1)  Directors' Meetings. The BOD shall, unless otherwise determined in  accordance with the Agreement, meet at least once per quarter in each financial year of the Company. In addition to such obligatory quarterly meetings, the BOD shall meet at such times and in such places as the BOD may determine. Meetings of the BOD may be called by any Director of the Corporation upon not less than ten (10) Business Days' written notice, which notice shall describe the business proposed to be transacted at such meeting. The quorum for any meeting of the BOD shall be a majority of the Directors of the Company present in person or by conference telephone, provided that attendance at the meeting of the BOD must include (i) at least one (1) [*] Nominee and one (1) of [*] to constitute quorum. If a quorum is not present within 30 minutes after the time fixed for holding such BOD meeting, then the Directors present may not transact any business and such Directors shall be deemed to have adjourned the meeting to such day determined by the Directors present at the meeting and which is not less than 5 Business Days later and at least 2 Business Days' written notice shall be given of such adjourned meeting. If a quorum is not present at such adjourned meeting within 30 minutes after the time fixed for holding such adjourned meeting, the quorum at such adjourned meeting shall be a majority of the members of the BOD.

(2)  Restrictions on Directors' Powers. The powers of the BOD and all other persons who may hereafter be elected or appointed as members of the BOD to manage or supervise the management of the business and affairs of the Company are restricted in part as set out in this Agreement.

(3)	Decisions of Directors

(a)
Except as otherwise provided herein and subject to the CBCA and Section 2(4)(b), any resolution of the BOD shall only be validly passed and effective if (i) at a duly constituted meeting of the BOD, such resolution receives the affirmative vote of at least a majority of the Directors participating in the meeting (each Director having only one vote); or (ii) all the Directors consent in writing to such resolution.

(b)
Any resolution of the BOD with respect to the following matters shall only be validly passed and effective if (i) at a duly constituted meeting of the BOD, such resolution receives the affirmative vote of the Triggering Investor Nominee; or (ii) the Triggering Investor Nominee consents in writing to such resolution:

(i)
any borrowing of funds or incurring of any indebtedness by the Company or any Subsidiary or Affiliate of the Company, except for the Permitted Indebtedness, prior to October 1, 2019 for any purpose having a value of more than five hundred thousand dollars ($500,000.00) individually, or in the aggregate in any 12 month period;

(ii)
any acquisition by the Company, or any Subsidiary or Affiliate of the Company, of, or any agreement by the Company, or any Subsidiary or Affiliate of the Company, to acquire, any or all of the shares or assets of another corporation or business enterprise having a value of more than five hundred thousand dollars ($500,000.00) individually, or in the aggregate in any 12 month period;

(iii)	the issuance of any Securities of a Subsidiary or Affiliate;

(iv)	any declaration or payment of any dividend from the Company;

(v)
any sale, lease, exchange, transfer, assignment, mortgage or other encumbrance, or other disposition of the undertaking or of any or all of the property and assets of the Company having a value in excess of five hundred thousand dollars ($500,000.00);

(vi)
the taking of any steps to: (i) amalgamate, consolidate or merge the Company with any corporation, partnership, joint venture, firm or other entity, or (ii) wind-up, dissolve, liquidate or otherwise terminate the existence of the Company; and

(vii)
any issuance of securities of the Company, prior to April 1, 2019, where such issuance would result in a valuation of the Company's price per share to be lower than the valuation of the Company's price per share used in the Triggering Event Financing, other than an issuance of securities (i) pursuant to the ESOP (as defined in Section 4), (ii) pursuant to the exercise of options granted thereunder, or (iii) pursuant to the exercise of any common share purchase warrants issued in connection with the Triggering Event Financing.

(4) Shareholder Resolution Items. No action shall be taken by a Shareholder, the Company, the BOD or any Director or officer of the Company in respect of any of the following actions without a Shareholder Resolution:

(a)	any redemption, purchase or other acquisition by the Company of any Shares representing an investment in the total aggregate amount of one hundred thousand dollars ($100,000.00);

(b)	any declaration or payment of any dividend from the Company;

(c)
any material contract, other agreement or transaction between the Company and any Shareholder, Director or officer of the Company or any other non- Arm's Length person or entity, except those that are made in the ordinary course of business;

(d)	any approval of, or changes to, executive compensation;

(e)
any sale, lease, exchange, transfer, assignment, mortgage or other encumbrance, or other disposition of the undertaking or of any or all of the property and assets of the Company having a value in excess of one million dollars ($1,000,000.00);

(f)
except as may be necessary in the ordinary course of business, any agreement by the Company to: (i) make, directly or indirectly, loans or advances to, or investments in, (ii) give security for or guarantee the debts of, (iii) or give financial assistance to or otherwise become liable in respect of the obligation of, any person or other entity;

(g)
any acquisition by the Company of, or any agreement by the Company to acquire, any or all of the shares or assets of another corporation or business enterprise having a value of more than one million dollars ($1,000,000.00);

(h)	the Company entering into a partnership, joint venture or any other arrangement for the sharing of profits with any person, corporation or other entity, except in the ordinary course of business;

(i)	the removal of any Director, except for [*] or any other nominee of a Director;

(j)	any capital expenditures greater than one million dollars ($1,000,000.00);

(k)
any issuance of securities of the Company other than (i) pursuant to the ESOP (as defined in Section 4), (ii) pursuant to the exercise of options granted thereunder, or pursuant to the exercise of any common share purchase warrants issued in connection with the Triggering Event Financing; and

(l)	any purchase or sale of shares by either a related or third party purchaser.

(5)  Shareholders' Meetings. Annual meetings of Shareholders shall be held in the Municipality of Metropolitan Toronto or at such other place as may be specified by the BOD within three (3) months of the Company's financial year-end. A quorum for any annual meeting of the Shareholders shall be the holders of seventy percent (70%) of the Shares of the Company, present in person or by means of conference telephone or other communications equipment as permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously (and, for greater certainty, a meeting of the Shareholders may be constituted at which some Shareholders are present in person and other Shareholders are present by means  of such communication facilities), provided that attendance at the meeting of the Shareholders must include at least one (1) of the Triggering Equity Financing Investors to constitute quorum. If (i) no such quorum is present within thirty (30) minutes following the time at which the meeting is scheduled to take place, the meeting shall stand adjourned to the same day two (2) weeks later (or, if that day is not a Business Day, the next following Business Day) at the same time and place; (ii) no such quorum is present within thirty (30) minutes following the time at which the adjourned meeting is scheduled to take place, the meeting shall again stand adjourned to the second day thereafter (or, if that day is not a Business Day, the next following Business Day) at the same time and place; and (iii) no such quorum is present within thirty (30) minutes following the time at which the second adjourned meeting is scheduled to take place, subject to the CBCA, the Shareholders present thereat shall constitute a quorum for the transaction of the business for which the meeting was called.

(6) Officers. The Directors may appoint such officers as they consider from time to time necessary for the proper conduct of the Company.

3.	FINANCIAL MATTERS

(1) General Operational Funding Principles. Except as expressly provided in this Agreement, none of the Shareholders shall be obligated to subscribe for additional Common Shares or other shares of the Corporation or to make loans to the Corporation or guarantee indebtedness or other obligations of the Corporation. It is the intention of the Parties that funds required by the Corporation from time to time will be obtained, to the extent possible, by borrowing from the Corporations' bankers or other lender acceptable to the BOD.

(2) Borrowing from Non-Arm's Length Lenders.

(a)
Notwithstanding Section 3(1), any proposed borrowing of money (the actual amount of money in any such circumstances being the "Special Loan Principal Amount") by the Company from a lender who is not Arm's Length (a "Special Approval Lender") to any of the Parties (a "Special Approval Loan") shall require the unanimous approval of all of the Directors. In the event unanimous approval is not achieved, the Directors shall cause the Company to offer in writing (the "Special Loan Offer Notice") to all Shareholders the right to lend to the Company their Pro Rata Proportion of the money contemplated by the Special Approval Loan on terms no less favourable than those proposed by the Special Approval Lender (the "Special Loan Offer"), all of which will be summarized in the Special Loan Offer Notice. The Special Loan Offer Notice will include, without limitation, a summary of the reasons for the Special Approval Loan and copy of the most recent financial statements of the Company.

(b)
Any of the Shareholders who want to accept the Special Loan Offer shall give notice of acceptance in writing to the Company within fifteen (15) Business Days from the receipt of the Special Loan Offer Notice. The Shareholders are not entitled to agree to loan any amount of the Special Approval Loan less than their respective Pro Rata Proportion of the Special Loan Principal Amount as set forth in the Special Loan Offer Notice. The failure by a Shareholder to deliver a notice of acceptance to the Corporation within the fifteen (15) Business Day period described in this Section 3(1)(b) shall be deemed to be a rejection of the Special Loan Offer. If, upon expiry of the fifteen (15) Business Day period described in this Section 3(1)(b), all or some of the Shareholders have not provided written notice that they have accepted the Special Loan Offer, the Corporation shall, to the extent of the Special Loan Amount not committed to be loaned by Shareholders (such shortfall being the "Uncommitted Special Loan Amount"), offer in writing (the

"Second Special Loan Offer Notice") to each of those Shareholders who accepted the Special Loan Offer (the "Participating Shareholders") the right to lend to the Company up to the full amount of the Uncommitted Special Loan Amount. Any of the Participating Shareholders who want to accept the Second Special Loan Offer shall give notice of acceptance in writing to the Company within five (5) Business Days from the receipt of the Second Special Loan Offer Notice and shall indicate the maximum amount they are prepared to loan. The failure by a Participating Shareholder to deliver a notice of acceptance to the Corporation within the five (5) Business Day period described above shall be deemed to be a rejection of the Second Special Loan Offer. If prior to expiry of such five (5) Business Day period, one or more of the Participating Shareholders (the "Second Offer Participating Shareholders") collectively agree to lend more than all of the Uncommitted Special Loan Amount, then the BOD shall allocate the Uncommitted Special Loan Amount in its entirety and in its discretion among the Second Offer Participating Shareholders provided that any such allocation shall not exceed any amount indicated by a Second Offer Participating Shareholder. If following the election of the Second Offer Participating Shareholders any portion of the Uncommitted Special Loan Amount remains unallocated (the "Unallocated Special Loan Amount"), then the Company shall be free to borrow the Unallocated Special Loan Amount from the Special Approval Lender on the terms summarized in the Special Loan Offer Notice and in no circumstances on terms more favourable than those set forth in the Special Loan Offer Notice.

(3) Distribution Principles.

(a)
Subject to Section 3(3)(b) below, the BOD shall, having regard to the factors enumerated below, estimate the funds arising in the ordinary course of the Company's operations during the relevant fiscal year which will be surplus to the Company's reasonable requirements and therefore available for distribution to Shareholders ("Available Distributable Funds"). In determining Available Distributable Funds, the BOD shall have regard to the Company's future growth requirements, special opportunities, existing and projected debt service and working capital requirements, the then anticipated methods of financing the foregoing and such other factors as the BOD may consider appropriate under the circumstances. In particular, the BOD may establish an appropriate reserve to fund payment of indebtedness, capital expenditure commitments and other known liabilities and obligations falling due after the fiscal year in question. Available Distributable Funds shall be distributed to the Shareholders at such times as determined by the BOD and by way of dividends or in such other manner as the BOD may determine. The BOD may at any time revise its estimate of Available Distributable Funds for a particular fiscal year and if the BOD is at any time unable to agree on estimated Available Distributable Funds, the BOD shall refer the matters in dispute to the Company's external accountants or auditors, as the case may be, for determination, which shall be binding on all Parties until such time as the

BOD or the Company's external accountants or auditors, as the case may be, make a further determination of Available Distributable Funds as contemplated herein.

(b)	Notwithstanding Section 3(3)(b), no dividends shall be declared or paid by the Company until after September 30, 2019 unless otherwise unanimously agreed by all of the members of the BOD.

(4) Executive Compensation. Base compensation for officers [*] will be frozen until [*] at those levels set forth in Schedule "D" unless otherwise unanimously agreed by all of the members of the BOD.

(5) Financial Reporting the Shareholders. During the term of this Agreement, each Shareholder shall receive from the Company, within forty-five (45) days of the end of each financial quarter in a fiscal year of the Company, unaudited financial statements for the immediately preceding quarter.

4.	EMPLOYEE STOCK OPTION PLAN

(1)  Employee Stock Option  Plan.  The Company shall establish an employee stock option   plan (the "ESOP") for up to ten percent (10%) of the issued Shares at any given time (calculated on a fully-diluted basis) and shall initially reserve for issuance pursuant to the exercise of options granted under the ESOP two million fifty nine thousand five hundred and fifty eight (2,059,558) Shares, which options may be issued to the Company's employees, directors and officers on such terms and conditions as the BOD may determine. The option price for Shares shall be  determined by the BOD in accordance with the terms of the ESOP.

5.	PRE-EMPTIVE RIGHTS

(1) Offerings of Shares. If, and each time, the Shareholders determine in accordance with Section 2(4)(k) to issue additional securities of the Company or any subsidiary thereof, such offering shall be made in accordance with this Section 5 (the "Offering").

(2) Notice of Pre-Emptive Right. The Offering shall be made by an authorized officer of the Company sending to each Shareholder ("Notice of Pre-Emptive Right") a notice setting forth the following information:

(a)	a description of the securities to be offered (the "Treasury Shares");

(b)	the subscription price for each Treasury Share (the "Subscription Price"); and

(c)	the subscription date (the "Subscription Date"), which shall be a date not earlier than ten (10) Business Days after the date of the notice.

(3) Notice of Subscription. Each Shareholder may subscribe for his, her or its Pro Rata Proportion of the Treasury Shares determined as at the date of the Notice of Pre-emptive Right by giving notice of his subscription ("Notice of Subscription") to the Company within ten (10)

Business Days after receipt of the Notice of Pre-Emptive Right (the "Subscription Period"). A Shareholder wishing to subscribe for Treasury Shares in excess of his Pro Rata Proportion shall, in his, her or its Notice of Subscription, specify the number or dollar amount, as the case may be, of Treasury Shares in excess of his, her or its Pro Rata Proportion that he, she or it wishes to purchase.

(4) Unsubscribed Treasury Shares. If a Shareholder does not subscribe for his, her or its  Pro Rata Proportion within the Subscription Period pursuant to Section 5(3) of this Agreement, the unsubscribed Treasury Shares shall be used (to the extent of the total number available) to satisfy the subscriptions of the other Shareholders pursuant to Section 5(3) of this Agreement for Treasury Shares in excess of their Pro Rata Proportions based on the Pro Rata Proportions of such Shareholders. No Shareholder shall be bound to take any Treasury Shares in excess of the amount he requested to purchase in his, her or its Notice of Subscription.

(5) Division of Treasury Shares. If the Treasury Shares of any issue are not  capable, without division into fractions, of being offered to or being divided between the parties in their Pro Rata Proportions, the Treasury Shares shall be offered to or divided between the parties as nearly as may be in these proportions and any balance shall be offered to or divided between the parties in the manner determined by the Shareholders by Shareholder Resolution.

(6) Issuance of Treasury Shares. Each Shareholder subscribing for Treasury Shares shall pay for, and the Company shall issue, the Treasury Shares on the Subscription Date.

6.	ACCESS TO INFORMATION/CONFIDENTIALITY

(1) Access. During the term of this Agreement, each Shareholder shall, one (1) time per year and upon not less than fifteen (15) Business Days' written notice given to the Company, have access to all corporate and accounting books and records in the possession of the Company, and shall be entitled to make such examination thereof at the head office of the Company.

(2)  Confidentiality/Non-Disclosure. Each Shareholder shall (a) hold all of the Company's proprietary information and information concerning its business and affairs in the strictest of confidence, and (b) not make any disclosure to third parties (other than its lawyers, financial advisors and accountants) or to the public of, or use or authorize anyone to use for any purposes other than for the private affairs of the Company, any information or data relating to the operations of the Company or of any other party, except with the approval of the BOD, but this provision shall not prohibit any disclosure to the extent required by governmental or regulatory authorities. Notwithstanding the foregoing, the BOD shall be entitled to make such disclosures  as the BOD, in his sole discretion, deems appropriate in connection with a potential transaction or business opportunity involving the Company, provided that the recipient of any disclosed confidential information of the Company shall sign a confidentiality agreement approved by the BOD.

7.	RESTRICTIONS ON TRANSFERS OF SHARES

Except for sales/transfers of Shares (a) to or between family trusts or personal holding companies where the respective Shareholder remains in control of his or her Shares (each a "Permitted Assign"), and/or (b) as expressly provided for herein, no Shareholder may sell, assign, transfer, mortgage, pledge or otherwise dispose of or otherwise encumber or grant a security interest in any Shares held or owned by the Shareholder.

8.	VOLUNTARY TRANSFERS OF SHARES

(1)	Right of First Refusal.

If any Shareholder (in this Section 8 called the "Selling Shareholder") wishes to sell any or all of his, her or its Shares (the "Offered Shares"), the Selling Shareholder shall first deliver to all other Shareholders (in this Section 8 called "Other Shareholders") an offer in writing to sell his, her or its Offered Shares to the Other Shareholders in accordance with their Pro Rata Proportions (the "Offer"). The Offer shall be deemed to be an irrevocable offer by the Selling Shareholder to the Other Shareholders to sell all the Offered Shares to the Other Shareholders at the price per Share and upon the terms and conditions as contained in the Offer.

Any of the Other Shareholders who want to accept the Offer shall give notice of acceptance in writing to the Selling Shareholder within fifteen (15) Business Days from the receipt of the Offer. The Other Shareholders are not entitled to purchase any amount of the Offered Shares less than their respective Pro Rata Proportion of the Offered Shares as set forth in the Offer. The failure by an Other Shareholder to deliver a notice of acceptance to the Selling Shareholder within the fifteen (15)-Business Day period described in this Section 8(1) shall be deemed to be a rejection of the Offer.

If, upon expiry of the fifteen (15)-Business Day period described in this Section 8(1), all or some of the Other Shareholders have not provided written notice that they have accepted the Offer, the Selling Shareholder shall, to the extent of the Offeror's Shares not so purchased, be free to complete the sale of such Shares with an Arm's Length third party purchaser within a further period of sixty (60) days, subject to (i) the requirement that such sale be on terms no  more favourable to the Arm's Length third party purchaser than the terms offered by the Selling Shareholder to the Other Shareholders as set forth in the Offer, and (ii) the condition precedent that the Arm's Length third party purchaser shall first have executed and delivered a binding adoption agreement with the other Shareholders as provided in Section 18(10).

If the Selling Shareholder does not complete the sale to the Arm's Length third party purchaser within the further sixty (60)-day period, such Shares shall again become subject to the provisions of this Section 8(1). All transfers of Shares pursuant to this Section 8(1) shall be completed on a good faith, bona fide basis.

(2)	Tag-Along Rights.

[*] If any or all of the

Other Shareholders accept the Purchase Offer, the sale of all or such percentage, in accordance with their Pro Rata Proportions, of the Shares held by such Other Shareholders, as the case may be, shall be completed at the same time as the sale of all or the same percentage, as applicable, of [*]. Each of the accepting Other Shareholders shall do all acts and things and execute such documents as may be necessary to carry out his, her or its obligations thereunder.

(3)	Drag-Along Rights.

If the Shareholders receive a bona fide cash offer (or cash equivalents) (in this Section 8(3) called a "Third Party Offer") from a person at arm's length to all of the Shareholders (in this section called a "Third Party") for all of the outstanding Shares of the Company, then unless all of the Shareholders have already agreed to accept or reject the Third Party Offer, one or more Shareholders may require all of the Shareholders to indicate in writing to the Company as to whether they are in favour or against acceptance of the Third Party Offer. A Shareholder who does not participate in the straw vote is deemed to be against acceptance. Shareholders holding collectively at least eighty percent (80%) per cent of the issued and outstanding Shares (the "Accepting Shareholders") who vote to accept the Third Party Offer may, if they wish, give a notice (the "Drag Along Notice") to the Shareholders who have not voted to accept the Third Party Offer (the "Standing Pat Shareholders"). Delivery of the Drag Along Notice is deemed to be an offer by the Accepting Shareholders to sell all of the Shares owned by them to the Standing Pat Shareholders at the same price per Share and on the same terms and conditions as are contained in the Third Party Offer.

The Standing Pat Shareholders may accept the offer deemed by the Tag Along Notice within fifteen (15) Business Days following receipt of the Drag Along Notice in which case there shall be a binding agreement of purchase and sale by which the Standing Pat Shareholders shall purchase all of the Shares owned by the Accepting Shareholders at the same price per Share and on the same terms and conditions as are contained in the Third Party Offer. The Drag Along Notice may be accepted by one or more of the Standing Pat Shareholders, and if it is accepted by more than one, unless they otherwise agree, each of them shall purchase that number of Shares of the Accepting Shareholders pro rata to the number of shares owned by the Standing Pat Shareholders who accept the offer in the Drag Along Notice. For greater certainty, if there is only one Standing Pat Shareholder who delivers a Notice, such Standing Pat Shareholder shall be required to purchase all of the Shares of the Accepting Shareholders, and if two or more Standing Pat Shareholders accept the offer deemed by the Tag Along Notice, then they shall purchase in such proportions as they may agree or, failing agreement, pro-rata in accordance with number of Shares owned by them.

If the Standing Pat Shareholders do not accept the offer deemed by the Tag Along Notice within the fifteen (15)-day period referred to above in this Section 8(3), then the Standing Pat Shareholder(s) shall be deemed to have accepted the Third Party Offer and shall be required to sell all of their Shares to the Third Party in accordance with the Third Party Offer.

(4)	Permitted Transfers.

Section 8(1), Section 8(2) and Section 8(3) shall not apply in the event of a transfer of Shares owned by any Shareholder to a Permitted Assign by such Shareholder provided, however, that, as a condition precedent to being registered as a holder of any such Shares following any such transfer, the Permitted Assign shall have executed and delivered an agreement (which agreement shall not constitute a novation without the written agreement of each of the other Parties) whereby such Permitted Assign agrees to assume and be bound by all the obligations of the transferor and be subject to all the restrictions to which the transferor is subject under the terms of this Agreement; and in the case of a Permitted Assign which is a corporation, to retransfer such Shares to the transferor if such corporation shall cease to qualify as a Permitted Assign. Each of the Shareholders agrees that, if the Shares beneficially owned by such Shareholder are transferred to a Permitted Assign of such Shareholder, such Shareholder shall remain bound by the provisions of this Agreement; shall ensure that such Permitted Assign shall continue to qualify as a Permitted Assign for so long as the Permitted Assign beneficially owns, directly or indirectly, such Shares; and shall guarantee to the other Shareholders the performance by the Permitted Assign of all of the obligations of such Permitted Assign under the agreement to be entered into by such Permitted Assign as referred to in this Section 8(4).

9.	MANDATORY TRANSFERS OF SHARES

If any Shareholder suffers an Event of Insolvency or commits an Event of Default (in this Section 9 called a "Defaulting Shareholder"), such Defaulting Shareholder or his, her or its legal or personal representatives, as the case may be, shall offer to sell all of the Defaulting Shareholder's Shares to the other Shareholders in accordance with their Pro Rata Proportions for a purchase price equal to the Fair Market Value of such Shares. Each of the other Shareholders may then, in his, her or its sole discretion, decide, but is not obliged, to purchase such Defaulting Shareholder's Shares in accordance with their Pro Rata Proportions. In the event that a Shareholder does not purchase a portion of the Defaulting Shareholder's Shares in accordance with his, her or its Pro Rata Proportions pursuant to this Section 9, then the remaining Shareholders may then, in their sole discretion, decide, but are not obliged, to purchase such outstanding Shares of the Defaulting Shareholder in accordance with their Pro Rata Proportions.

10.	THE FAIR MARKET VALUE OF SHARES

The Shareholders shall select by Shareholder Resolution an independent business valuator who is (a) a member of the Canadian Institute of Chartered Business Valuators, and (b) knowledgeable in the industry(ies) of which the Company is then part. The valuator so selected shall determine the fair market value of each Share (excluding any possible minority discount) based on such factors as such valuator deems professionally appropriate or necessary.

11.	CLOSING TERMS

(1) Completion. An agreement of purchase and sale constituted under Section 8 of this Agreement shall be completed by a closing at the registered office of the Company on the last Business Day (the "Closing Date") within the thirty (30)-day period after the occurrence of the last of the series of events that resulted in the transaction of purchase and sale. At the closing, the selling Shareholder shall deliver to the purchasing Shareholder(s) (the "Purchasers") share certificates representing the Shares to be sold, endorsed in blank for transfer and accompanied by such other documents as counsel for the Purchasers may reasonably require against delivery by the Purchasers to the selling Shareholder of a certified cheque in full amount of such purchase price.

(2) Debts, Guarantees, Nominees. Concurrently with the completion of a transaction of purchase and sale constituted under Section 8 of this Agreement,

(a)
the selling Shareholder shall pay to the Company any indebtedness then due and owing by the selling Shareholder to the Company (other than trade debts incurred in the ordinary course of business, which shall remain payable in accordance with their terms);

(b)	the Directors shall give such consent to the transfer of the subject Shares as may be required under the articles of incorporation of the Company; and

(c)	the selling Shareholder shall resign as a Director, if applicable.

(3) Non-Completion by Defaulting Shareholder. Each Shareholder acknowledges that if it fails to execute or cause to be executed all such agreements and documents as may be necessary under this Agreement, the CBCA, the Articles, the By-laws or otherwise to enable the Shares held by it to be assigned and transferred to a purchasing Shareholder in accordance with the provisions hereof, the purchasing Shareholder shall have the right, if not in default under this Agreement, and without prejudice to any other rights which the purchasing Shareholder may have, upon payment of the purchase price payable to the Defaulting Shareholder in accordance with Section 9, to the credit of the Defaulting Shareholder in the main branch of the Company's bankers in the City of Toronto, to execute and deliver, on behalf of and in the name of the Defaulting Shareholder, such deeds, transfers, resignations or other documents that may be necessary to complete the sale transaction and to execute and deliver all other agreements and documents as may be necessary to permit the sale of the Defaulting Shareholder's Shares to be completed as herein provided and reflected on the books of the Company. To that end, each Shareholder hereby irrevocably constitutes and appoints each Party who becomes a purchaser entitled to acquire its Shares under this Agreement as the true and lawful attorney for such Shareholder with full power of substitution in the name of and on behalf of such Shareholder in accordance with the Powers of Attorney Act (Ontario), with no restriction or limitation in that regard and declaring that such power of attorney may be exercised during any subsequent legal incapacity on its part. This power of attorney shall not be revoked or terminated by any act or thing unless this Agreement is terminated or unless such Shareholder ceases to be bound by the provisions hereof.

12.	HOLDING CORPORATIONS

(1) Representations and Warranties. Each Principal represents, warrants and covenants that he controls and at all times during the term of this Agreement shall control all of the Corpshareco Shares in the Corporate Shareholder of which he is the shareholder.

(2) Issuing of Shares. Subsequent to the execution of this Agreement, no Corporate Shareholder shall issue or allot any Corpshareco Shares or any rights to acquire any Corpshareco Shares of any class in its capital without the prior written consent of the BOD, such approval not to be unreasonably withheld or delayed.

(3) Reorganization. Subsequent to the execution of this Agreement, no Corporate Shareholder shall be amalgamated with any other corporation or dissolved or wound up nor shall any Corporate Shareholder distribute by way of dividend, return of capital or in any other manner any Shares held by such Corporate Shareholder which would result in the Principal thereof ceasing to Control the Shares, without approval of the BOD, such approval not to be unreasonably withheld or delayed.

13.	[*]

14.	NON-COMPETITION/NON-SOLICITATION

(1) Scope of Restrictions. No Shareholder or Principal shall, during the term of this Agreement and for a twenty-four (24)-month period after such party ceases to be a Shareholder or Principal, as the case may be, either alone or in partnership or with any other person, firm or corporation, as principal, agent, shareholder or in any other manner:

(a)
carry on or be engaged in or concerned with or interested in, directly or indirectly, advise, lend money to, guarantee the debts or obligations of, permit its name or any part thereof to be used or employed by, any person, firm or corporation engaged in or interested in any business that is directly competitive with the Business;

(b)
appropriate or use for the benefit of anyone other than the Company any business opportunity that the Shareholder or Principal or the Company was engaged in investigating, developing, pursuing or negotiating on behalf of the Company at any time up to the termination of this Agreement;

(c)
contact, for the purpose of solicitation in connection with any business directly competitive to the Business, any person, firm, corporation or governmental agency that is a customer or supplier of the Company; or

(d)	contact any employee or executive of, consultant to, or any individual who was an employee or executive of or consultant to, the Company within the previous six (6) months for the purpose of offering him or her employment with any person, firm or corporation other than the Company.

(2) Permitted Investment. The foregoing provisions shall not prevent any Party from acquiring, as a passive investment, up to 5% of the voting securities of a Person carrying on a business competitive with the Business.

(3) Severability. If any covenant of Section 14(1) is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant thereof.

(4) Acknowledgements. Each party hereby acknowledges that the covenants of Section  14(1) are reasonable and valid. Each party acknowledges that a violation of any of the covenants of Section 15(1) will result in immediate and irreparable damage to the Company and agrees that in the event of such violation the Company or any of the other parties shall, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

15.	NOTATION ON EACH SHARE CERTIFICATE

Every share certificate issued by the Company shall bear a notation to the effect that the Shares represented by the certificate are subject to the terms of this Agreement.

16.	ARBITRATION

(1) Scope. Any and all differences, disputes, claims or controversies arising out of or in any way connected with this Agreement, whether arising before or after the expiration or termination of this Agreement, and including its negotiation, execution, delivery, enforceability, performance, breach, discharge, interpretation and construction, existence, validity and any damages resulting therefrom or the rights, privileges, duties and obligations of the parties under or in relation to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to arbitration in accordance with and subject to the provisions of this Section 17 and otherwise in accordance with the rules and procedures of the Arbitration Act (Ontario), as such may be amended or replaced from time to time.

(2) Limitation Period. The right to seek to arbitrate any matter hereunder or to seek any remedy which may have been available pursuant to an arbitration hereunder shall be brought within two (2) years from the date at which the facts giving rise to the subject matter proposed to be arbitrated were known or ought to have been known with reasonable diligence by the party seeking to invoke the arbitration or seeking the remedy.

(3) Applicable Law. This Agreement, including all matters in any way relating to the arbitration(s) applicable hereunder, shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties irrevocably attorns to the jurisdiction of the courts of Ontario.

(4) Appointment of Arbitrator. A party desiring arbitration hereunder shall give written notice of arbitration to the other party containing a concise description of the matter submitted for arbitration ("Notice of Arbitration"). Within ten (10) days after a party gives a Notice of Arbitration, the parties shall jointly appoint a single arbitrator (the "Arbitrator"). If the parties fail to appoint an Arbitrator within such time, an Arbitrator shall be designated by a judge of the Ontario Court Superior Court of Justice upon application by either party.

(5) Powers of Arbitrator. The Arbitrator may determine all questions of law, fact and jurisdiction with respect to the dispute or the arbitration (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator may grant legal and equitable relief (including injunctive relief), award costs (including legal fees and the costs of the arbitration), and award interest and, without limiting the generality of the foregoing or the Arbitrator's jurisdiction at law, may:

(a)	determine any question of good faith, dishonesty or fraud arising in the dispute;

(b)	order any party to furnish further details of that party's cause, in fact or in law;

(c)
proceed in the arbitration notwithstanding the failure or refusal of any party to comply with the applicable rules or with the Arbitrator's orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that the Arbitrator intends to do so;

(d)	receive and take into account written or oral evidence tendered by the parties that the Arbitrator determines is relevant, whether or not strictly admissible in law;

(e)	make one or more interlocutory determinations and/or interim awards;

(f)	hold meetings and hearings, and make a decision (including a final decision) in Ontario (or elsewhere with the concurrence of the parties to the arbitration);

(g)
order the parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or classes of documents in their possession or power that the Arbitrator determines to be relevant;

(h)	order the preservation, storage, sale or other disposal of any property or thing under the control of any of the parties; and

(i)	make interim orders to secure all or part of any amount in dispute in the arbitration.

(6) Arbitration Procedure. The arbitration shall take place in the Municipality of Metropolitan Toronto at such place therein and time as the Arbitrator may fix. The arbitration shall be conducted in English. Within twenty (20) days of the appointment of the Arbitrator, the parties shall either agree on the procedure to be followed for the arbitration or the Arbitrator shall determine the appropriate procedure, in accordance with the principles of natural justice, to be followed. It is agreed that the arbitration and all matters arising directly or indirectly (including all documents exchanged, the evidence and the award) shall be kept strictly confidential by the parties and shall not be disclosed to any third party except as may be compelled by law.

(7)  Arbitrator's Decision. The Arbitrator shall make every reasonable effort to make his or her determination in writing no later than twenty (20) Business Days after hearing the representations and evidence of the parties, and if the determination is made in writing the Arbitrator shall deliver one copy thereof to each of the parties. The decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration.

(8) Awards and Appeal. Any party to any arbitration hereunder may appeal any determination of the Arbitrator to any court having jurisdiction thereof. Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

(9) Costs of Arbitration. The costs of any arbitration hereunder shall be borne by the parties in the manner specified by the Arbitrator in his or her determination.

(10) Condition Precedent. Submission to arbitration under this Section 17 is intended by the parties to preclude any action in matters, which may be arbitrated hereunder, save and except for enforcement of any arbitral award hereunder.

17.	GENERAL

(1) Duration and Amendment. This Agreement shall continue in force (i) unless terminated earlier by the parties, or (ii) until the completion of a Public Offering, whichever is earlier. No amendment of this Agreement shall be binding unless it is in writing and signed by Shareholders holding not less than seventy-five percent (75%) of all of the Shares on a fully diluted basis, provided that if such amendment proposes to amend Section 2(4), such amendment will not be binding unless it is signed by at least one (1) of the Triggering Equity Financing Investors.

(2) Action. Each party shall at all times during the currency of this Agreement execute and deliver, and cause to be executed and delivered, such documents and take, and cause to be taken, such action, as may be necessary or appropriate to give effect to the provisions of this Agreement.

(3) Time. Time shall be of the essence of this Agreement.

(4) Default and Waiver. A party's failure at any time to require performance of any provision by any other party shall not affect the right of the first party to require such performance at any later time. A party's waiver of a breach of any provision by any other party shall not constitute a waiver by the first party of the provision for any succeeding breach by such other party.

(5) Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and may be delivered personally, by email, fax or by prepaid registered or certified mail, addressed in the case of the Company and each shareholder, as set out in attached Schedule "B", or to such other address as the addressee may have specified by a notice given under this provision. Any such notice or other communication, if delivered or mailed, shall be deemed to have been given when received and, if faxed, shall be deemed to have been given on the first (1st) Business Day after the day it was faxed.
(6) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter, supersedes all prior representations, negotiations and understandings and may not be amended except in writing signed by all parties.

(7) Severability. Any provision that is illegal, invalid or unenforceable shall be severable  and shall not affect the remaining provisions of this Agreement.

(8) Headings. The headings in this Agreement do not affect its interpretation.

(9) No Assignment. Except as provided in Section 12(4), this Agreement may not be assigned by a party without the written consent of the others and shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(10) Adoption. This Agreement shall be executed by any person, firm or corporation that  shall from time to time become an owner or holder of Shares by signing a counterpart hereof in accordance with Schedule "C" hereto. Each of such counterparts so executed shall be deemed to be an original, and such counterparts together shall constitute a single instrument. No person, firm or corporation shall become an owner or holder of Shares without having first executed a counterpart of this Agreement in accordance with Schedule "C".

(11) Counterparts and Electronic Transmission. For further clarity, this Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts (including any counterparts transmitted by fax, e-mail or other means of electronic transmission) shall be construed together to be an original and will constitute one and the same agreement.

[Remainder of Page Left Intentionally Blank – Signature Page to Follow]

IN WITNESS WHEREOF the undersigned parties  hereto  have executed  and  delivered this Agreement as of the date first above written.

[*]

SCHEDULE "A"

GONUMERICAL LTD.
ISSUED SHARE CAPITAL

[*]

1

SCHEDULE "B"

ADDRESSES FOR NOTICES

[*]

2

SCHEDULE "C"

ADOPTION AGREEMENT

THIS INSTRUMENT forms part of the Shareholders Agreement dated ________________________________ between GONUMERICAL LTD. and all of its shareholders (the "Agreement"), which Agreement permits execution by counterpart. The undersigned hereby acknowledges having received a copy of the Agreement (which is annexed hereto as Exhibit "A") and having read the Agreement in its entirety and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned and such conditions shall enure to the benefit of and be binding upon the undersigned's heirs, executors, administrators, successors and  assigns.

IN WITNESS WHEREOF the undersigned has executed this instrument this day of
_______________________, 20 .

____________________________
[Signature of Beneficial Owner]

3

SCHEDULE "D"

TEMPORARILY FROZEN EXECUTIVE COMPENSATION

[*]

4